UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2011

NorWesTech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-436-3945

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws

At a meeting of the Board of Directors on September 16, 2011, the Board approved an amendment to the Company’s Bylaws to decrease the stockholder percentage needed to call a special meeting of stockholders. The Board previously amended this provision in the Bylaws on December 13, 2010 to increase the stockholder approval percentage to 75% from a majority. At the meeting on September 16, 2011, the Board approved a decrease of this percentage, such that a stockholders’ meeting may be called upon the request of holders of 10% of the issued and outstanding shares entitled to vote.

The amendment is set forth in Article I, Section 2 of the Bylaws. A complete copy of the Bylaws, as amended, is included as Exhibit 3.1 to this Form 8-K.

Item 8.01	Other Events

On September 16, 2011, our newly constituted Board of Directors held its first Board meeting following the sale of substantially all of our assets to Emerald Star Holdings, LLC on August 31, 2011. Our Board consists of four directors — Fred Burstein, Andrew Ecclestone, Curtis J. Scheel and Stanley L. Schloz.

At the Board meeting, the Board discussed transition issues following the asset sale and strategic plans for moving forward. The Board reviewed our net cash from the asset sale and policies for management and investment of those cash assets. In addition, the Board discussed strategies to explore and evaluate potential future transactions and other opportunities that may be presented to the Board, with the goal of enhancing long-term stockholder value.

In addition to these strategic discussions, the Board approved the following actions:

1.	The Board re-confirmed the appointment of the existing officers — Stanley L. Schloz, as President, and Curtis J. Scheel, as Secretary and Treasurer.

2.	The Board terminated the prior Board committees (Compensation, Governance and Science & Technology), and determined that the entire Board would fill the role of the Audit Committee, rather than having a separately designated Audit Committee. The Board also determined that Mr. Scheel is qualified as an “audit committee financial expert” within the meaning of SEC regulations based on his accounting and related financial management expertise, including his prior service on the Audit Committee.

3.	The Board approved the continued engagement of PMB Helin Donovan, LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending June 30, 2012.

4.	As described in Item 5.01 above, the Board approved an amendment to the Bylaws to decrease the stockholder percentage needed to call a special meeting of stockholders to 10%.

5.	The Board approved compensation for the directors, consisting of a grant of performance based stock options and cash compensation. Specifically, the Board approved an award of 3-year stock options for 100,000 shares of common stock to each director. These options are performance based such that they would vest and become exercisable only upon consummation of an acquisition transaction with an operating company, with the effect of the transaction that NorWesTech would longer be deemed a shell company. The Board approved an exercise price of $0.30 per share (representing a 50% increase over the closing trading price of the common stock on the date of closing the asset sale of $0.20 per share). (The closing trading price of the common stock on September 16, 2011 was $0.29.) The Board also approved monthly cash compensation to each director in the amount of $1,500.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of NorWesTech, Inc., dated September 16, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorWesTech, Inc.

September 19, 2011	By:	/s/ Stanley L. Schloz

Name: Stanley L. Schloz
Title: President

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws